Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

County Bancorp, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (no. 333-238114) and Form S-8 (no. 333-213536 and 333-204483) of our report dated March 12, 2021 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K for County Bancorp, Inc. for the year ended December 31, 2020.

/s/ Plante & Moran, PLLC

Chicago, Illinois

March 12, 2021